UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 18, 2008
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K is incorporated herein by reference.
SECTION 2 – FINANCIAL INFORMATION
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 18, 2008, Visteon Corporation (the “Company”) completed the sale of $206,386,000 aggregate principal amount of its 12.25% senior notes due 2016 (the “Notes”) in a private placement to qualified institutional buyers exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States in accordance with Regulation S. In connection with the issuance of the Notes, the Company and the guarantors party thereto entered into a Second Supplemental Indenture, dated as of June 18, 2008 (the “Supplemental Indenture”), with The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The Supplemental Indenture provides for the issuance of the Notes; the terms of redemption, repurchase and conversion of the Notes; certain covenants of the Company; events of default and related remedies available to holders of the Notes; guarantees of the Notes; rights and obligations of the Trustee; and other customary provisions.
     Interest is fixed at an annual rate of 12.25% and is payable semi-annually in arrears on June 30 and December 31 of each year beginning December 31, 2008. If at any time during the period beginning six months and ending one year after the settlement date of this offering, adequate current public information (as described in Rule 144(c)(1) under the Securities Act) with respect to the Company is unavailable, the Company will pay additional interest. The Notes are senior unsecured obligations and will rank equal in right of payment to its current and future senior unsecured debt and will rank senior in right of payment to its current and future subordinated debt. Each of the Company’s existing and future wholly owned domestic restricted subsidiaries (excluding certain non-material subsidiaries to be dissolved) that guarantee debt under the Company’s asset based credit facility will guarantee the Notes (the “Subsidiary Guarantees”).
     Holders of the Notes have the right to require the Company to redeem their Notes in whole or in part on December 31, 2013 at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, including liquidated damages, if any, on the principal amount being redeemed at the redemption date. The Company may redeem the Notes prior to December 31, 2013 in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the date of redemption on a semi-annual basis at the applicable Treasury Rate plus 50 basis points plus accrued and unpaid interest, including, if applicable, liquidated damages, on the principal amount being redeemed to the redemption date. Thereafter, the Company may redeem the Notes in whole at any time or in part from time to time, at its option, at the redemption prices specified in the Supplemental Indenture plus accrued and unpaid interest, including, if applicable, liquidated damages, on the principal amount being redeemed to the redemption date.
     The Notes and the Subsidiary Guarantees have not been, and will not be, registered under the Securities Act, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.
     The Trustee and its affiliates have in the past, and may from time to time in the future, provide banking and other services to the Company and its subsidiaries in the ordinary course of their business. The Trustee is also trustee for other series of the Company’s outstanding notes.
     The above description of certain terms and conditions of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of June 18, 2008, between the Company, the guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee (including a form of Note).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: June 24, 2008	By:	/s/ John Donofrio
John Donofrio
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page
4.1	Second Supplemental Indenture, dated as of June 18, 2008, between Visteon Corporation, the guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee (including a form of Note).